UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2005, the Compensation Committee of the Board of Directors of CSG Systems International, Inc. (“CSG”) approved the granting of: (i) 35,000 restricted shares of CSG common stock to Robert M. Scott, Executive Vice President and General Manager of the Broadband Services Division of CSG; and (ii) 35,000 restricted shares of CSG common stock to Alan Michels, Executive Vice President of the Global Software Services (“GSS”) Division of CSG. The terms of the restricted stock awards were identical for both individuals, and are summarized as follows:

•	The restricted stock was granted at no cost to Mr. Scott and Mr. Michels at a market value of $16.04 per share.

•	The restricted stock awards will vest (contingent upon Mr. Scott’s and Mr. Michels’ continued employment with CSG) ratably over three years from the date of grant and have no restrictions placed upon them other than the passage of time.

•	The restricted stock awards will vest immediately upon an involuntary (on the part of Mr. Scott or Mr. Michels) termination of employment of Mr. Scott or Mr. Michels without cause (as defined) after a change of control (as defined).

A copy of the Restricted Stock Award Agreement with Robert M. Scott, dated March 25, 2005, and the Restricted Stock Award Agreement with Alan Michels, dated March 25, 2005, are attached hereto as Exhibits 10.68 and 10.69, and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.68    Restricted Stock Award Agreement with Robert M. Scott, dated March 25, 2005

10.69    Restricted Stock Award Agreement with Alan Michels, dated March 25, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese,
Principal Accounting Officer

3

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.68    Restricted Stock Award Agreement with Robert M. Scott, dated March 25, 2005

10.69    Restricted Stock Award Agreement with Alan Michels, dated March 25, 2005

4